Exhibit 4.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT EAGLEROCK LAND, LLC TREATS AS PRIVATE OR CONFIDENTIAL.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 15, 2026, by and among EagleRock Land, LLC, a Texas limited liability company (the “Company”), and each of the other parties listed on the signature pages hereto (the “Initial Holders” and, together with the Company, the “Parties”).

WHEREAS, in connection with, and in consideration of, the transactions contemplated by the Company’s Registration Statement on Form S-1 (File No. 333-295113) filed by the Company in connection with its initial public offering (the “Initial Public Offering”, and such Registration Statement, the “IPO Registration Statement”) and declared effective by the Securities and Exchange Commission (the “Commission”), the Initial Holders have requested, and the Company has agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” of any specified Person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For the avoidance of doubt, for purposes of this Agreement, the Holders shall not be considered Affiliates of the Company.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“AW Holders” means each AW party set forth on the signature page of this Agreement and their Affiliates.

“Blackout Period” has the meaning set forth in Section 3(o).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of Texas or the State of New York are authorized or required to be closed by law or governmental action.

“Class A Shares” means the Class A shares representing limited liability company interests in the Company.

“Class B Shares” means the Class B shares representing limited liability company interests in the Company.

“Commission” has the meaning set forth in the preamble.

“Common Shares” means the Class A Shares and the Class B Shares.

“Company” has the meaning set forth in the preamble.

“Company Securities” means any equity interest of any class or series in the Company.

“Demand Notice” has the meaning set forth in Section 2(a)(i).

“Demand Registration” has the meaning set forth in Section 2(a)(i).

“DE IV Midco Holders” means Double Eagle IV Midco, LLC, a Delaware limited liability company, its Affiliates, any of their respective transferees and any of their respective successors or assigns under this Agreement.

“EagleRock LLC Agreement” means the Second Amended and Restated Company Agreement of EagleRock Land, LLC, a Texas limited liability company, dated as of even date herewith, as may be amended from time to time.

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means (i) each Initial Holder unless and until such Initial Holder ceases to hold any Registrable Securities; and (ii) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 8(e) hereof; provided that any Person referenced in clause (ii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Holder Indemnified Persons” has the meaning set forth in Section 6(a).

“Holder Lock-Up Period” has the meaning set forth in Section 3(q).

“Initial Holders” has the meaning set forth in the preamble.

“Initiating Holder(s)” means the Holder(s) delivering a Demand Notice or an Underwritten Offering Notice, as applicable.

“Lock-Up Period” has the meaning set forth in the underwriting agreement entered into by the Company in connection with the initial underwritten public offering of Class A Shares.

“Losses” has the meaning set forth in Section 6(a).

“Managing Underwriter” means, with respect to any Underwritten Offering or Overnight Underwritten Offering, the book running lead manager or managers of such Underwritten Offering or Overnight Underwritten Offering.

“Minimum Amount” has the meaning set forth in Section 2(a)(i).

“OpCo Units” has the meaning given to such term in the EagleRock LLC Agreement.

“Overnight Underwritten Offering” means an Underwritten Offering that is expected to be launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day.

“Parties” has the meaning set forth in the preamble.

“Permitted Transfer” means a transfer (i) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (ii) upon death by will, testamentary document or intestate succession, (iii) if by a natural Person, to any member of such Person’s immediate family (no more remote than first cousin) or to any trust for the direct or indirect benefit of such Person or his or her immediate family or to a trust or beneficiary of the trust or the estate of a beneficiary of such trust, (iv) to a family partnership, limited liability company or other entity of which such transferor or his or her immediate family are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a Person to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the transferor, or to any investment fund or other entity which fund or entity controls or manages or is controlled or managed by, or is under common control with, the transferor or its Affiliates or (B) as part of a direct or indirect distribution, transfer or other disposition by the transferor to its shareholders, partners, members or other equityholders or to the estate of any such shareholders, partners, members or other equityholders, or (vii) by operation of law, such as pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; provided however, in each case, (A) such transfer or distribution shall not involve a disposition for value, and (B) it shall be a condition to the transfer or distribution by any Restricted Holder that the donee, devisee, transferee or distributee, as the case may be, shall agree, in writing, to be bound by the terms and conditions of the Special Lock-Up set forth in Section 7(c).

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Section 2(c)(i).

“Piggyback Registration Notice” has the meaning set forth in Section 2(c)(i).

“Piggyback Registration Request” has the meaning set forth in Section 2(c)(i).

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means with respect to a Holder, the Shares beneficially owned by such Holder; provided, however, that Registrable Securities shall not include any Shares that (i) have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder, (ii) have been sold or transferred by such Holder pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144, and (iii) after the one year anniversary of the expiration of the Lock-Up Period, in the aggregate with all other Shares held by such Holder or its Affiliates, represent less than 5% of the Common Shares that are outstanding at such time and are eligible for resale without restriction (including any volume or manner of sale restriction) under Rule 144 (or any similar provision then in force under the Securities Act) and (iv) cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act and other applicable law the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder of Registrable Securities included therein, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requested Underwritten Offering” has the meaning set forth in Section 2(b).

“Requested Underwritten Offering Minimum Condition” has the meaning set forth in Section 2(a)(iv).

“Restricted Holder” means each of the Initial Holders, their Affiliates, any of their respective transferees in any Permitted Transfer and any of their respective successors or assigns under this Agreement, except for (i) the DE IV Midco Holders and (ii) the Shallow Valley Holders, provided, however, that each Shallow Valley Holder shall become a Restricted Holder as provided in Section 7(c).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.

“Securities” means Common Shares and OpCo Units.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (except as set forth in Section 5).

“Shallow Valley Holders” means each Shallow Valley Ranch party set forth on the signature page to this Agreement, their Affiliates, any of their respective transferees pursuant to Section 7(c)(viii) and any of their respective successors or assigns under this Agreement.

“Shallow Valley Minimum Sale Event” has the meaning set forth in Section 7(c)(ii).

“Shares” means (i) the Class A Shares held by the Holders or their Affiliates at any time, including the Class A Shares that may be delivered upon redemption of OpCo Units (and a corresponding number of Class B Shares) held by the Holders at any time, and (ii) any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Shares and such Shares shall be deemed to be in existence whenever such Person has the right to acquire such Shares (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Shares.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3 or Form S-1, as applicable, based on the Company’s eligibility at the time of such filing (or any successor form or other appropriate form under the Securities Act), for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“Special Lock-Up” has the meaning set forth in Section 7(c)(i).

“Special Lock-Up Legend” has the meaning set forth in Section 7(c)(vii).

“Special Lock-Up Termination” has the meaning set forth in Section 7(c)(iv).

“Suspension Period” has the meaning set forth in Section 8(b).

“TCW Holders” means each TCW party set forth on the signature page to this Agreement and their Affiliates.

“Total Minimum Sale Event” has the meaning set forth in Section 7(c)(iii).

“Total Minimum Sale Threshold” has the meaning set forth in Section 7(c)(i).

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Transfer” means any of the following: to (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any Securities, or any options or warrants to purchase any Securities, or any securities convertible into, exchangeable for or that represent the right to receive Securities, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Securities or other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to a Requested Underwritten Offering or an Underwritten Piggyback Offering, except as expressly provided in Section 7(c)(ix), provided, however, that for purposes of this Agreement, “Transfer” shall not include any Permitted Transfer (as such term is defined in this Agreement).

“Underwritten Offering” means an underwritten offering of Class A Shares for cash (whether a Requested Underwritten Offering or in connection with a public offering of Class A Shares by the Company, its shareholders or both), excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction registered on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales.

“Underwritten Offering Notice” has the meaning set forth in Section 2(b).

“Underwritten Offering Piggyback Notice” has the meaning set forth in Section 2(c)(ii).

“Underwritten Offering Piggyback Request” has the meaning set forth in Section 2(c)(ii).

“Underwritten Piggyback Offering” has the meaning set forth in Section 2(c)(ii).

“VWAP” means, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market for the five trading days immediately preceding, but excluding, such date.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2. Registration.

(a) Demand Registration.

(i) At any time after the expiration of the Lock-Up Period, any Holder(s) shall have the option and right, exercisable by delivering a written notice to the Company (a “Demand Notice”), to require the Company to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 pursuant to a Shelf Registration Statement (a “Demand Registration”). The Demand Notice must set forth the number of Registrable Securities that the Initiating Holder(s) intend to include in such Demand Registration and the intended methods of disposition thereof. Notwithstanding anything to the contrary herein, in no event shall the Company be required to effectuate a Demand Registration unless the Registrable Securities of the Initiating Holder(s) and their respective Affiliates to be included therein have an aggregate value, based on the VWAP as of the date of the Demand Notice, of at least $50 million (the “Minimum Amount”).

(ii) Within 15 Business Days after the receipt of the Demand Notice (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, within 30 Business Days thereof), the Company shall, subject to the limitations of this Section 2(a), file a Registration Statement in accordance with the terms and conditions of the Demand Notice. The Company shall use all commercially reasonable efforts to cause such Registration Statement to become and remain effective as soon as reasonably practicable after the filing thereof under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”).

(iii) The plan of distribution included in any Shelf Registration Statement shall include all methods of distribution permitted by applicable law, including Underwritten Offerings, at-the-market transactions, brokerage transactions (including on a Trading Market or over-the-counter), Rule 144 sales, private transactions, “bought deals,” Overnight Underwritten Offerings, block trades, trades through options, short sales, forward sales, puts, agented transactions, stock lending transactions and hedging and other derivative transactions. The Company hereby agrees with each Holder that, in connection with any offering under an effective Shelf Registration Statement in accordance with such plan of distribution, the Company will negotiate in good faith and execute all indemnities, underwriting, agency or other agreements and other documents reasonably required under the terms of such arrangements, including using all commercially reasonable efforts to facilitate due diligence and procure customary legal opinions and auditor “comfort” letters.

(iv) Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to (A) file any Registration Statement pursuant to a Demand Registration within 90 days after the closing of any Requested Underwritten Offering, unless as a result of Section 2(d), the Requested Underwritten Offering includes less than (the “Requested Underwritten Offering Minimum Condition”) the lesser of (i) Registrable Securities of the Initiating Holder(s) having an aggregate value, based on the VWAP as of the effective date of the related Registration Statement, of $50 million, and (ii) two-thirds of the number of Registrable Securities the Initiating Holder(s) set forth in the applicable Underwritten Offering Notice, or (B) effect a subsequent Demand Registration pursuant to a Demand Notice if a Registration Statement covering all of the Registrable Securities held by the Initiating Holder(s) shall have become and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice. No Demand Registration shall be deemed to have occurred for purposes of this Section 2(a)(iv) if the Registration Statement relating thereto does not become effective or is not maintained effective for its entire Effectiveness Period, in which case the Initiating Holder(s) shall be entitled to an additional Demand Registration in lieu thereof.

(v) A Holder may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice from an Initiating Holder that such Initiating Holder is withdrawing an amount of its Registrable Securities such that the remaining amount of Registrable Securities to be included in the Demand Registration is below the Minimum Amount, the Company may cease all efforts to secure effectiveness of the applicable Registration Statement.

(vi) The Company may include in any such Demand Registration other Company Securities for sale for its own account or for the account of any other Person, subject to Section 2(d).

(vii) Subject to the limitations contained in this Agreement, the Company shall effect any Demand Registration on such appropriate registration form of the Commission (A) as shall be selected by the Company and (B) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the Demand Notice; provided that if the Company becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to the Company). If at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(viii) Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), the Company shall (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such jurisdictions as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(ix) In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall the Company be required to file a post-effective amendment to the Registration Statement unless such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder.

(b) Requested Underwritten Offering. Any Initiating Holder(s) then able to effectuate a Demand Registration pursuant to the terms of Section 2(a), ignoring for purposes of such determination Section 2(a)(iv)(B), but subject to the Special Lock-Up set forth in Section 7(c), shall have the option and right, exercisable by delivering written notice to the Company of its intention to distribute Registrable Securities by means of an Underwritten Offering (an

“Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to a new Demand Registration or pursuant to an effective Registration Statement covering such Registrable Securities (a “Requested Underwritten Offering”); provided, that the Registrable Securities of such Holder(s) requested to be included in such Requested Underwritten Offering have an aggregate value of at least equal to the Minimum Amount as of the date of such Underwritten Offering Notice. The Underwritten Offering Notice must set forth the number of Registrable Securities that such Holder intends to include in such Requested Underwritten Offering. The Managing Underwriter of a Requested Underwritten Offering shall be designated by the Initiating Holder, subject to the consent of the Company (not to be unreasonably withheld or delayed). Notwithstanding the foregoing, the Company is not obligated to effect a Requested Underwritten Offering within 90 days after the closing of a Requested Underwritten Offering, unless as a result of Section 2(d), the prior Requested Underwritten Offering failed to satisfy the Requested Underwritten Offering Minimum Condition.

(c) Piggyback Registration and Piggyback Underwritten Offering.

(i) If the Company shall at any time propose to file a registration statement under the Securities Act with respect to an offering of Class A Shares (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), whether or not for its own account, then the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five Business Days before) the anticipated filing date (the “Piggyback Registration Notice”). The Piggyback Registration Notice shall offer Holders the opportunity to include for registration in such registration statement the number of Registrable Securities as they may request in writing (a “Piggyback Registration”). The Company shall include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests for inclusion therein (“Piggyback Registration Request”) within two Business Days after sending the Piggyback Registration Notice. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided that such request must be made in writing prior to the effectiveness of such registration statement and such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made. Any withdrawing Holder shall continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Class A Shares, all upon the terms and conditions set forth herein.

(ii) If the Company shall at any time propose to conduct an Underwritten Offering (including a Requested Underwritten Offering), whether for its own account or of the account of other holders, then the Company shall promptly notify all Holders of such proposal at least five Business Days before (or at least two Business Days before in connection with a “bought deal” or Overnight Underwritten Offering) the commencement of the offering, which notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), the anticipated filing date of the related registration statement (if applicable) and the number of Class A Shares that are proposed to be registered (the “Underwritten Offering Piggyback Notice”). Receipt of any Underwritten Offering Piggyback Notice required to be provided in this Section 2(c)(ii) to Holders shall be kept confidential by the Holder until such proposed Underwritten Offering is (i) publicly announced or (ii) such Holder receives notice that such proposed Underwritten Offering has been abandoned, which such notice shall be provided promptly by the Company to each Holder. Subject to the Special Lock-Up set forth in Section 7(c), the Underwritten Offering Piggyback Notice shall offer Holders the opportunity to include in such Underwritten Offering (and any related registration, if applicable) the number of Registrable Securities as they may request in writing (an “Underwritten Piggyback Offering”); provided, however, that in the event that the Company proposes to effectuate the subject Underwritten Offering pursuant to an effective Shelf Registration Statement of the Company other than an Automatic Shelf Registration Statement, only Registrable Securities of Holders which are subject to an effective Shelf Registration Statement may be included in such Underwritten Piggyback Offering, unless the Company is then able to file an Automatic Shelf Registration Statement and in the reasonable judgment of the Company, the filing of the same including Registrable Securities of Holders that are not otherwise included in an effective Shelf Registration Statement would not have a material adverse effect on the price, timing or distribution of the Class A Shares in such Underwritten Piggyback Offering. Subject to the Special Lock-Up set forth in Section 7(c), the Company shall include in each such Underwritten Piggyback Offering such Registrable Securities for which the Company has received written requests for inclusion therein (“Underwritten Offering Piggyback Request”) within two Business Days after sending the Underwritten Offering Piggyback Notice (or one Business Day in connection with a “bought deal” or Overnight Underwritten Offering). Notwithstanding anything to the contrary in this Section 2(c)(ii), if the Underwritten Offering pursuant to this Section 2(c)(ii) is a “bought deal” (other than a variable price reoffer) or Overnight Underwritten Offering and the Managing Underwriter advises the Company in writing that the inclusion of any Registrable Securities pursuant to this Section 2(c)(ii) would have a material adverse effect on the price, timing or distribution of the Class A Shares in such Underwritten Offering, no such notice shall be required. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from an Underwritten Piggyback Offering at any time, and such Holder shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein.

(iii) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(c) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.

(d) Priority in Underwritten Offerings. In connection with an Underwritten Offering, if the Managing Underwriter of any such Underwritten Offering advises the Company, and the Company advises the Holders in writing, that, in the reasonable opinion of the Managing Underwriter, the total amount of Class A Shares (or securities convertible into or exercisable or exchangeable for Class A Shares) that the Holders and any other Persons (including the Company) intend to include in such Underwritten Offering (and any related registration, if applicable) exceeds the number that can be included in such Underwritten Offering without being likely to have a material adverse effect on the price, timing or distribution of the Class A Shares offered or the market for the Class A Shares (or securities convertible into or exercisable or exchangeable for Class A Shares), then the Class A Shares to be included in such Underwritten Offering (in each case subject to the other terms and provisions of this Agreement) shall include the number of Class A Shares that such Managing Underwriter, in its reasonable opinion, advises the Company can be sold without having such adverse effect, with such number to be allocated, subject to the Special Lock-Up set forth in Section 7(c), as follows (in each case, with respect to such Persons that have validly requested to include Class A Shares in such Underwritten Offering in accordance with this Agreement or otherwise pursuant to rights of registration granted by the Company):

(i) if the offering was initiated for and on behalf of the Company:

(A) first, to the Company;

(B) second, to the Holders, pro rata in accordance with the number of Registrable Securities then held by each such Holder; and

(C) third, to all other holders of Class A Shares entitled to participate in such Underwritten Offering, pro rata in accordance with the number of Class A Shares then held by such other holders;

(ii) in the case of a Requested Underwritten Offering:

(A) first, the Holders, pro rata based on the relative number of Registrable Securities then held by each such Holder;

(B) second, to the Company; and

(C) third, pro rata among all other holders of Class A Shares entitled to participate in such Underwritten Offering, pro rata in accordance with the number of Class A Shares then held by such other holders;

(iii) if the offering was not initiated for and on behalf of the Company and was initiated for and on behalf of any holder of registration rights (other than any Holder):

(A) first, to such other holders and the Holders, pro rata based on the number of Class A Shares held by such other holders and the Holders;

(B) second, to the Company; and

(C) third, pro rata among all other holders of Class A Shares proposed to be included in such offering based on the number of Class A Shares held by such other holders.

Notwithstanding the foregoing, if (I) an offering was initiated by the Holders, (II) the Holders are unable to include in the offering all of the Class A Shares included in the Underwritten Offering Piggyback Request and (III) the underwriters in such offering exercise their option to purchase up to an additional 15% of the shares sold in such offering, the shares to be included in such option closings shall be allocated (x) first, to the Holders, pro rata in accordance with the number of Registrable Securities then held by each such Holder until all shares included in the Underwritten Offering Piggyback Request are sold, and (y) second, to the Company.

3. Registration and Underwritten Offering Procedures.

The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Underwritten Offering, are as follows:

(a) In connection with a Demand Registration, the Company will, at least five Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement or any filing of a prospectus the purpose of which is to update the Registration Statement for an Exchange Act report that cannot be incorporated by reference), (i) furnish to such Holders copies of all such documents prior to filing and (ii) consider in good faith such comments as such Holders reasonably shall propose prior to the filing thereof.

(b) In connection with a Piggyback Registration, Underwritten Piggyback Offering or a Requested Underwritten Offering, the Company will, at least two Business Days (or one Business Day in the case of any Overnight Underwritten Offering or “bought deal”) prior to the anticipated filing of any initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto), as applicable, (i) furnish to such Holders copies of any such Registration Statement or related Prospectus or amendment or supplement thereto that identify the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto) prior to filing and (ii) consider in good faith such comments as such Holders reasonably shall propose prior to the filing thereof.

(c) The Company will use all commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling shareholders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company.

(d) The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(e) The Company will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i) (A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling shareholders); and (C) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence (but not the details) of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (e) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(f) The Company will use all commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(g) During the Effectiveness Period, the Company will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, together with all exhibits, to the extent requested by such Holder, including documents incorporated by reference into such Registration Statement and documents, including earnings releases, furnished to the Commission under the Exchange Act, promptly after the filing with or furnishing of such documents to the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h) The Company will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, including Section 8(b), the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i) The Company will cooperate with such Holders to facilitate the timely issuance of certificates or book-entry notations evidencing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates or book-entry notations shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement. Further, subject to Section 7(c)(vii), if a Registration Statement covering the resale of Shares by a Holder is effective under the Securities Act and such Holder delivers to the Company a representation and/or “will comply” letter, as applicable, reasonably acceptable to the Company, the Company shall instruct the transfer agent to remove any legend, notation or similar designation restricting transferability of the Registrable Securities from the certificates or book-entries evidencing such Registrable Securities. Any fees of the Company, the Company’s counsel and the Company’s transfer agent relating to any such legend removal shall be borne by the Company.

(j) Upon the occurrence of any event contemplated by Section 3(e), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) With respect to Underwritten Offerings, subject to the right of a Holder to withdraw such Holder’s Registrable Securities from an Underwritten Offering in accordance with the terms of this Agreement, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) each Holder participating in such Underwritten Offering severally agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the Managing Underwriter hereunder and (iii) each Holder participating in such Underwritten Offering severally agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily and reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to facilitate due diligence and procure customary legal opinions and auditor “comfort” letters.

(l) For a reasonable period prior to the filing of any Registration Statement and prior to an Underwritten Offering, the Company will make available, upon reasonable notice at the Company’s principal place of business or such other reasonable place, for inspection during normal business hours by a representative or representatives of the selling Holders, the Managing Underwriter and any attorneys or accountants retained by such selling Holders or underwriters, all such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order or, in the opinion of counsel to such Person, law, in which case, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.

(m) In connection with any Requested Underwritten Offering, the Company will use all commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(n) Each Holder agrees to furnish to the Company any other information regarding the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement or any Prospectus or prospectus supplement relating to an Underwritten Offering.

(o) Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 days if (i) the Board determines that a postponement is in the best interest of the Company and its shareholders generally due to a proposed transaction involving the Company and determines in good faith that the Company’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Registration Statement, (ii) the Board determines such registration would render the Company unable to comply with applicable securities laws or (iii) the Board determines such registration or offering would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided that in no event shall any Blackout Periods continue for more than 90 days in the aggregate during any consecutive 12-month period. provided, further, that the Company shall not defer or suspend its obligations in the manner contemplated by this Section 3(o) more than two times in any 12-month period.

(p) In connection with an Underwritten Offering, the Company shall use all commercially reasonable efforts to provide to each Holder named as a selling securityholder in any Registration Statement a copy of any auditor “comfort” letters or customary legal opinions, in each case that have been provided to the Managing Underwriter in connection with the Underwritten Offering, not later than the Business Day prior to the effective date of such Registration Statement.

(q) In connection with any Underwritten Offering, any Holder that together with its Affiliates owns 10% or more of the outstanding Class A Shares, shall execute a customary “lock-up” agreement with the underwriters of such Underwritten Offering containing a lock-up period equal to the shorter of (A) the shortest number of days that a director of the Company, “executive officer” (as defined under Section 16 of the Exchange Act) of the Company or any shareholder of the Company (other than a Holder or director or employee of, or consultant to, the Company) who owns 10% or more of the outstanding Class A Shares contractually agrees to with the underwriters of such Underwritten Offering not to sell any securities of the Company following such Underwritten Offering and (B) 60 days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering (each such period, a “Holder Lock-Up Period”).

4. No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, without the prior written consent of the Holders owning the majority of the Registrable Securities outstanding at such time, and is not currently a party to, any agreement with respect to its securities that is on parity with, superior to or inconsistent with or that in any way violates, equates or subordinates rights granted to the Holders by this Agreement, and any such agreement shall be considered void ab initio (it being acknowledged and agreed by the Company and the Holders that the agreement referred to in Section 8(k) is not such an agreement).

5. Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise, including in connection with any Demand Registration, Requested Underwritten Offering, Piggyback Registration or Underwritten Piggyback Offering (in each case, excluding any Selling Expenses), shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. “Registration Expenses” shall include, without limitation, all (i) registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market, (B) in compliance with applicable state securities or “Blue Sky” laws and (C) with respect to filings with FINRA), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including fees and expenses of any underwriters, placement agents and their counsel (but not the underwriting discounts or commissions payable to such underwriters or placement agents), (vii) the fees and expenses of one law firm of national standing and one local counsel per applicable jurisdiction, in each case selected by the Holders owning the majority of the Registrable Securities to be included in any such registration or offering, and (viii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

6. Indemnification.

(a) The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective employees, advisors, agents, representatives, partners, officers, and directors (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation, investigation and defense and reasonable attorneys’ fees, charges and disbursements) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person specifically for use in the preparation thereof. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person or any indemnified party and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, this Section 6 shall survive any termination or expiration of this Agreement indefinitely.

(b) In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any agent thereof, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder expressly for use therein. This indemnity shall be in addition to any liability such Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. Notwithstanding anything to the contrary contained herein, in no event shall the liability of any selling Holder hereunder be greater than the amount of the net proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

7. Sales Pursuant to Rule 144 and Special Lock-Up.

(a) Current Public Filings. The Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

(b) Company Obligations Regarding Rule 144 Transfers. In addition to the Company’s obligations set forth in Section 3(i) of this Agreement, the Company shall instruct the transfer agent to remove any legend, notation or similar designation restricting transferability of the Registrable Securities from the certificates or book-entries evidencing Registrable Securities if (i) such Shares are sold or transferred pursuant to Rule 144, (ii) such Shares are eligible for sale under Rule 144 without the requirement that the Company has complied with the public reporting requirements of the Exchange Act or (iii) a Registration Statement covering the resale of such Shares by such Holder is effective under the Securities Act and such Holder delivers to the Company a representation and/or “will comply” letter, as applicable, that is reasonably acceptable to the Company. Each Holder agrees to provide the Company, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of such legend, including, as may be appropriate, any information the Company deems necessary to determine that the legend, notation or similar designation is no longer required under the Securities Act or applicable state laws, including a certification, to the extent applicable, that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to exchange any certificates or instruments representing any Shares for ones bearing an appropriate restrictive legend) and regarding the length of time such Shares have been held. Any legal opinion required by the Company’s transfer agent in connection with any legend removal shall be delivered by the Company’s counsel, and any fees of the Company, the transfer agent and Company counsel associated with the issuance of any such legal opinion or the removal of such legend shall be borne by the Company.

(c) Special Lock-Up. Notwithstanding anything to the contrary contained in this Agreement:

(i) No Restricted Holder shall Transfer any Securities beneficially owned by such Restricted Holder (the “Special Lock-Up”) until such time as the DE IV Midco Holders and the Shallow Valley Holders have collectively sold, in one or more transactions, Securities for aggregate gross proceeds of at least $300 million (the “Total Minimum Sale Threshold”).

(ii) Richard H. Coats shall promptly notify the Company and Double Eagle IV Midco, LLC when the Shallow Valley Holders have collectively sold (the “Shallow Valley Minimum Sale Event”), in one or more transactions, Securities for aggregate gross proceeds of at least $95 million and, in the event that the Total Minimum Sale Threshold has not been reached at the time of the Shallow Valley Minimum Sale Event, each Shallow Valley Holder shall become a Restricted Holder, subject to the Special Lock-Up hereunder with respect to any remaining Securities beneficially owned by each such Shallow Valley Holder.

(iii) Double Eagle IV Midco, LLC shall promptly notify the Company when the DE IV Midco Holders and the Shallow Valley Holders have collectively reached the Total Minimum Sale Threshold (the “Total Minimum Sale Event”).

(iv) The Special Lock-Up shall terminate, and the restrictions set forth in this Section 7(c) shall no longer apply to any Restricted Holder (the “Special Lock-Up Termination”), upon the occurrence of the earlier of: (A) the Total Minimum Sale Event; (B) the expiration of the 18-month period after the date of this Agreement; and (C) the date on which Double Eagle IV Midco, LLC or its designee terminates the Special Lock-Up in its sole discretion and notifies the Company of any such earlier termination.

(v) The Company shall promptly notify each Person who is then a Restricted Holder of the Special Lock-Up Termination pursuant to Section 7(c)(iv)(A) and, to the extent applicable, Section 7(c)(iv)(C).

(vi) Prior to the Special Lock-Up Termination in accordance with Section 7(c)(iv), Double Eagle IV Midco, LLC may waive or release, in whole or in part, the Special Lock-Up with respect to any or all Restricted Holders, or a specific number of Class A Shares held by any such Restricted Holder, at any time in its sole discretion upon prior written notice to the Company, and the Company shall promptly notify such Restricted Holder or Restricted Holders, as applicable, of any such waiver or release.

(vii) During such time as the Special Lock-Up is in effect, the Company shall instruct its transfer agent that any certificate or book-entry representing Securities held by each Person who is then a Restricted Holder shall bear a contractual restrictive legend indicating that such Securities are subject to the Special Lock-Up (the “Special Lock-Up Legend”), and shall further instruct the transfer agent to promptly remove the Special Lock-Up Legend (A) from all Securities held by the Restricted Holders upon the Special Lock-Up Termination in accordance with this Section 7(c)(iv) and (B) from the Class A Shares held by any Restricted Holder with respect to which, to the extent applicable, Double Eagle IV Midco, LLC has waived or released the Special Lock-Up in its sole discretion.

(viii) Prior to the Special Lock-Up Termination, no Shallow Valley Holder shall effect any transfer that would constitute a Permitted Transfer, but for the operation of clause (B) of the last proviso included in the definition thereof, unless each transferee has agreed in writing to be bound by the terms and conditions of this Section 7(c) as they apply to a Shallow Valley Holder.

(ix) The Special Lock-Up shall not apply to (A) any demand for a Requested Underwritten Offering exercised by TCW Holders or AW Holders in accordance with the terms and conditions set forth in Section 2(b) or (B) any exercise of piggyback rights with respect to an Underwritten Piggyback Offering by TCW Holders or AW Holders in accordance with the terms and conditions set forth in Section 2(c), in each case subject to Section 2(d).

8. Miscellaneous.

(a) Remedies. In the event of actual or potential breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Discontinued Disposition. Subject to Section 3(o), each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(e), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 8(b).

(c) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment; provided, that any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 8(d) prior to 5:00 p.m. Central Time on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. Central Time on any date and earlier than 11:59 p.m. Central Time on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	EagleRock Land, LLC Attention: Bobby Hunt 9655 Katy Freeway, Suite 375 Houston, Texas 77024 Electronic mail: [***]

With copy to:	Vinson & Elkins L.L.P. Attention: Michael S. Telle; Scott D. Rubinsky 845 Texas Avenue, Suite 4700 Houston, Texas 77002 Electronic mail: mtelle@velaw.com; srubinsky@velaw.com

If to any Person who is then the registered Holder:

To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto).

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 8(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Company (acting through the Board) and the Holders. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders.

(f) No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Business Court in the Eleventh Business Court Division of the State of Texas (or, if the Business Court in the Eleventh Business Court Division of the State of Texas lacks jurisdiction, the United States District Court for the Southern District of Texas, or, if the United States District Court for the Southern District of Texas lacks jurisdiction, the district courts of Harris County, Texas, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Entire Agreement. This Agreement, together with that certain Blocker Redemption Right Agreement, dated as of May 15, 2026, among the Company, EagleRock Land Operating, LLC and one of the AW Holders, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

(l) Termination. Except for Section 6, this Agreement shall terminate as to any Holder, when (i) the Special Lock-Up Termination has occurred and (ii) all Registrable Securities held by such Holder no longer constitute Registrable Securities.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

EAGLEROCK LAND, LLC

By:	/s/ Greg Pipkin Jr.
Name:	Greg Pipkin Jr.
Title:	Chief Executive Officer

Signature Page to Registration Rights Agreement

HOLDERS:

DOUBLE EAGLE PARTY:

Address for notice for the Double Eagle party:

c/o Double Eagle IV Midco, LLC
3724 Hulen Street
Fort Worth, Texas 76107

Attention: Blake Carpenter

Electronic mail: bcarpenter@depermian.com

Signature Page to Registration Rights Agreement

DOUBLE EAGLE IV MIDCO, LLC

By:	/s/ John Sellers
Name:	John Sellers
Title:	Co-CEO

Signature Page to Registration Rights Agreement

SHALLOW VALLEY RANCH PARTIES:

Address for notice for each Shallow Valley Ranch party:

c/o Shallow Valley Owners
P.O. Box 3327
Midland, Texas 79702

Attention: Richard Coats

Electronic mail: richard@ogxresources.com

Signature Page to Registration Rights Agreement

ABYSS INC.

By:	/s/ Mark T. Dehlinger
Name:	Mark T. Dehlinger
Title:	Secretary

CACTUS ENERGY, INC.

By:	/s/ Richard H. Coats
Name:	Richard H. Coats
Title: President

By:	/s/ Richard H. Coats
Name:	Richard H. Coats

By:	/s/ Mark T. Dehlinger
Name:	Mark T. Dehlinger

By:	/s/ Richard H. Coats Jr.
Name:	Richard H. Coats Jr.

By:	/s/ Charles R. Wiggins
Name:	Charles R. Wiggins

By:	/s/ Christopher Keegan Faudree
Name:	Christopher Keegan Faudree

Signature Page to Registration Rights Agreement

L&E PARTY:

Address for notice for the L&E party:

Lea & Eddy Holdings, LLC
413 Veterans Airpark Lane, Suite 200
Midland, Texas 79705

Attention: Elo Peter Omavuezi

Electronic mail: elo@hydrosourcelogistics.com

Signature Page to Registration Rights Agreement

LEA & EDDY HOLDINGS, LLC

By:	/s/ Elo Peter Omavuezi
Name:	Elo Peter Omavuezi
Title:	Secretary and Treasurer

Signature Page to Registration Rights Agreement

TCW PARTIES:

Address for notice for each of the TCW parties except CCLF Holdings (D41) LLC:

TCW Asset Management Company, LLC
200 Clarendon Street, 19th Floor
Boston, Massachusetts 02116

Attention: Obaid Khan

Electronic mail: Obaid.Khan@tcw.com

Address for notice for CCLF Holdings (D41) LLC:

Nico Chavez
4640 Admiralty Way, 11th Floor
Marina del Rey, California 90292

Electronic mail: nchavez@cliffwater.com

Signature Page to Registration Rights Agreement

TCW DIRECT LENDING PRIVATE FUND VIII LP

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Suzanne Grosso
Suzanne Grosso, Managing Director

TCW DIRECT LENDING STRUCTURED SOLUTIONS 2022 LLC

By: TCW Asset Management Company LLC, its Collateral Manager

By:	/s/ Suzanne Grosso
Suzanne Grosso, Managing Director

TCW BRAZOS FUND LLC

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Suzanne Grosso
Suzanne Grosso, Managing Director

TCW SKYLINE LENDING LP

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Suzanne Grosso
Suzanne Grosso, Managing Director

Signature Page to Registration Rights Agreement

TCW WV FINANCING LLC

By: TCW Asset Management Company LLC, its Collateral Manager

By:	/s/ Suzanne Grosso
Suzanne Grosso, Managing Director

SAFETY NATIONAL CASUALTY CORPORATION

By: TCW Asset Management Company LLC, its Investment manager and Attorney-in-Fact

By:	/s/ Suzanne Grosso
Suzanne Grosso, Managing Director

RELIANCE STANDARD LIFE INSURANCE
COMPANY

By: TCW Asset Management Company LLC, its Investment manager and Attorney-in-Fact

By:	/s/ Suzanne Grosso
Suzanne Grosso, Managing Director

PHILADELPHIA INDEMNITY INSURANCE
COMPANY

By: TCW Asset Management Company LLC, its Investment manager and Attorney-in-Fact

By:	/s/ Suzanne Grosso
Suzanne Grosso, Managing Director

Signature Page to Registration Rights Agreement

TCW DIRECT LENDING STRUCTURED
SOLUTIONS 2019 LLC

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Suzanne Grosso
Suzanne Grosso, Managing Director

TCW MARINA SL LLC

By: TCW Asset Management Company LLC, its Investment Advisor

By:	/s/ Suzanne Grosso
Suzanne Grosso, Managing Director

TCW DIRECT LENDING VIII LLC

By:	/s/ Andrew Kim
Andrew Kim, Chief Financial Officer

TCW SPECIALTY LENDING LLC

By:	/s/ Andrew Kim
Andrew Kim, Chief Financial Officer

TCW STAR DIRECT LENDING LLC

By:	/s/ Andrew Kim
Andrew Kim, Chief Financial Officer

Signature Page to Registration Rights Agreement

CCLF HOLDINGS (D41) LLC

By:	/s/ Stephen Nesbitt
Stephen Nesbitt, President

Signature Page to Registration Rights Agreement

AW PARTIES:

Address for notice for each of the AW parties:

c/o Alpha Wave Global, LP
667 Madison Avenue, 19th Floor
New York, New York 10065

Attention: Credit Ops

Electronic mail: creditops@alphawaveglobal.com

Signature Page to Registration Rights Agreement

AWC AQUA, LLC, acting through its Managing Member, AWC Master Fund A, LP

By:	/s/ Cathy Weist
Cathy Weist, Authorized Signatory

AWC Master Fund A, LP, acting through its general partner, Alpha Wave Credit GP, Ltd

By:	/s/ Cathy Weist
Cathy Weist, Authorized Signatory

Signature Page to Registration Rights Agreement